EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated June 1, 2007, accompanying the consolidated financial statements (which report expressed an unqualified opinion and contains an explanatory paragraph relating to Magma Design Automation’s adoption of the provisions of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment) and management’s assessment of the effectiveness of internal control over financial reporting (which report expressed an unqualified opinion on management’s assessment and on the effective operation of internal control over financial reporting) included in the Annual Report of Magma Design Automation, Inc. on Form 10-K for the year ended April 1, 2007. We hereby consent to the incorporation by reference of said reports in the Registration statements of Magma Design Automation, Inc. on Forms S-3 (File No. 333-141886 and File No. 333-108346) and Forms S-8 (File No. 333-74278, File No. 333-92324, File No. 333-108348, File No. 333-112326, File No. 333-122656, and File No. 333-132333).

/s/ Grant Thornton LLP

San Jose, California

June 1, 2007